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EXHIBIT 21

SUBSIDIARIES OF GENEREX BIOTECHNOLOGY CORPORATION



Name                                                Place of Incorporation
----                                                -----------------------

Generex Pharmaceuticals, Inc.                       Ontario, Canada

Generex (Bermuda), Inc.                             Bermuda

Antigen Express, Inc.                               Delaware, USA

All subsidiaries are 100% owned except for Generex (Bermuda), which is 80.1% owned.

All subsidiaries conduct business only under their respective corporate names.